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                                                                    EXHIBIT 3.19


CERTIFICATE OF INCORPORATION
A STOCK CORPORATION

FIRST:  The name of this Corporation is VIRGINIA LAND & FOREST CORPORATION

SECOND: Its Registered Office in the State of Delaware is to be located at 32 Loockerman Square,

Suite L-100        Street, in the City of  Dover

County of Kent, Delaware     Zip Code 19901      The Registered Agent in charge

thereof is The Prentice-Hall Corporation System, Inc.

THIRD: The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

FOURTH:  The amount of the total authorized capital stock of this corporation is

1,000 shares of common stock at .01 per share   Dollars ($            ) divided

into                shares, of                  Dollars ($            ) each.

FIFTH:  The name and mailing address of the incorporator are as follows:

                  Name     PATRICK E. RONDEAU

                  Mailing Address           5295 Town Center Road
                                            Boca Raton, FL     Zip Code  33486

I, THE UNDERSIGNED, for the purpose of forming a corporation under the laws of the State of Delaware, do make, file and record this Certificate, and do certify that the facts herein stated are true, and I have accordingly hereunto set my hand this 11th day of November, A.D. 1991.


                                               s/ Patrick E. Rondeau
                                               --------------------------------
                                               Incorporator



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                    **FOR USE ON AND AFTER JANUARY 1, 1991**

                              ARTICLES OF AMENDMENT
                               Stock (for profit)

A.       Name of Corporation: DELLONA ENTERPRISES, INC
                              ------------------------------------------------
                              (PRIOR TO ANY CHANGE EFFECTED BY THIS AMENDMENT)

         TEXT OF AMENDMENT:

                  Articles 4 and 5 of the Articles of Incorporation of Dellona Enterprises, Inc. are hereby amended as follows:

                  (The text of the amendment is set forth on Exhibit A, attached hereto).

B.       Amendment(s) to the articles of incorporation adopted on  DEC. 27, 1990
                                                                  --------------
                                                                      (DATE)

         Indicate the method of adoption by checking the appropriate choice below:

         ( ) By the Board of Directors (In accordance with sec. 180.1002, Wis.
             Stats.)
OR

         (X) By the Board of Directors and Shareholders (In accordance with sec. 180.1003, Wis. Stats.)
OR

         ( ) By Incorporators or Board of Directors, before issuance of shares
             (In accordance with sec. 180.1005, Wis. Stats.)

C.       Executed on behalf of the corporation on     DEC. 27, 1990
                                                   -----------------------
                                                          (DATE)

                                            s/ Kenn Heim
                                            -----------------------------------
                                                        (SIGNATURE)


                                            Kenn Keim
                                            -----------------------------------
                                                       (PRINTED NAME)


                                            President
                                            -----------------------------------
                                                           (TITLE)

D.       This document was drafted by           ATTORNEY ROBERT R. STROUD
                                        ---------------------------------------
                                           (NAME OF INDIVIDUAL REQUIRED BY LAW)

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                                    EXHIBIT A

"Article 4. The number of shares which the Corporation shall have authority to issue, itemized by classes, par value of shares, and shares without par value is:

        CLASS         NUMBER OF SHARES             PAR VALUE PER SHARE
        -----         ----------------             -------------------
      Common               2,000                   shares are without par value

      Preferred            1,000                      $24,380.00


"Article 5. The preferences, limitations, designation and relative rights of each class or series of stock are, with respect to preferred stock, the holders thereof shall be entitled to an annual, noncumulative dividend of 8 percent per annum prior to the payment of the dividend on the common stock of the Corporation. In any year in which the preferred stock has been paid a dividend of 8 percent of par value, the holders of preferred stock shall not participate in any other distributions from the Corporation. Upon liquidation, the holders of preferred stock shall be paid the par value of their preferred shares, prior to any distribution to the holders of the shares of common stock of the Corporation. The holders of preferred stock shall have no right to vote with respect to the affairs of the Corporation, except as required by Chapter 180, Wisconsin Statutes."